UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                     FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section13 or 15(d) of the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): December 12, 2007

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                      Utilicraft Aerospace Industries, Inc.

             (Exact name of registrant as specified in its charter)

               Nevada                   333-128758               20-1990623
 (State or other jurisdiction of     (Commission File           (IRS Employer
         incorporation)                   Number)            Identification No.)


                              7339 Paseo Del Volcan
                          Albuquerque, New Mexico         87121
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: (866)843-1348

                                 Not applicable

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01 Completion of Acquisition or Disposition of Assets

On December 12, 2007, Utilicraft Aerospace Industries, Inc. (the "Company"), with approval by majority shareholders consent of 15 shareholders owning approximately 62.53% of the Company's outstanding common stock and by approval of its Board of Directors, entered into an Asset Purchase Agreement with Freight Feeder Aircraft Corporation ("FFAC") to sell all of its assets for a purchase price consisting of the following;

     (a) Common stock.  Fifteen Million Two Hundred Fifty Thousand  (15,250,000)
restricted   shares  (the   "Shares")   of  FFAC  common   stock   (representing
approximately 25% of FFAC's initial capitalization),

     (b) Warrants. Warrants for 30,500,000 restricted shares of FFAC's Common Stock, with a strike price of US$1.00 per share of Common Stock and with a term of 5 (five) years from first-flight.

     (c) Royalty. Subject to the provisions of this Section, FFAC agrees to pay UITA a 1% Royalty of the Gross Aircraft Sales recorded by FFAC in accordance with generally accepted accounting principles, less profit, commissions, royalties and mark-up on Freight Feeder Aircraft number 51 to Aircraft number 2051 sold by FFAC.

     (d) Assumed liabilities. FFAC agrees to assume liabilities of the Company in the amount of $2,755,907.85.

     (e) Public Company Assistance. FFAC agrees to assist UITA with its public company filing requirements (including audit and legal expenses), to provide for the Company's continued reporting under the Securities and Exchange Act of 1934 until the later of first flight of the Freight Feeder Aircraft, or two years from the date of the Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K, and is incorporated herein by reference.

The Company's funding has been hindered since the beginning of the year as PacifiCorp Funding Partners Trust ("PacifiCorp"), operating under a Master Financing Agreement entered into on September 12, 2005 for a total funding of $80,000,000 over a two year period, has been unsuccessful in providing funding to the Company. PacifiCorp's lack of success has been due primarily to undisciplined shareholders causing a decreasing share price since the Company began trading in December 2006 which, in turn, has hindered PacifiCorp's ability to attract the capital to exercise warrants at $.50, $1.50 and $2.50 per share. On December 6, 2007, the Board of Directors of Utilicraft Aerospace Industries, Inc. (the "Company") terminated a Master Financing Agreement with PacifiCorp and clawed-back 49,223,003 of the Company's shares of common stock previously issued to PacifiCorp. This termination was reported in a Form 8k filed by the Company on December 7, 2007. The lack of performance by PacifiCorp has moved the Company to seek other options to fund the development of the Freight Feeder aircraft.


Item 9.01. Financial Statements and Exhibits

(b)    Pro forma financial information.

The Company intends to file the any required pro forma financial information, by amendment to this Form 8-K within 71 calendar days of the date that this report is required to be filed.


(d)     Exhibits.

        10.1    Asset Purchase Agreement




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         Utilicraft Aerospace Industries, Inc.

Date: December 12, 2007                  By:    /s/ John J. Dupont
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                                                John J. Dupont
                                                President and CEO



















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